Exhibit 10.83

CONSTRUCTION LOAN AGREEMENT

by and between

American Retirement Corporation,

a Tennessee corporation,

as Borrower,

and

Bank of America, N.A.,

a national banking association,

as Lender,

with respect to The Cumberland at Green Hills

Burton Hills, Nashville, Tennessee

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

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Schedules to Construction Loan Agreement

Schedule 1	Definitions
Schedule 2	Form of Draw Request
Schedule 3	Budget
Schedule 4	Project Schedule
Schedule 5	Additional Terms Regarding Advances
Schedule 6	Leasing and Tenant Matters
Schedule 7	Swap Contracts

i

Construction Loan Agreement

This Construction Loan Agreement (this “Agreement”) is made as of the 12th day of December, 2005, by and between American Retirement Corporation, a Tennessee corporation (“Borrower”), and Bank of America, N.A., a national banking association (“Lender”).

Recitals

Borrower has applied to Lender for a loan to assist in financing certain costs related to the construction and development of improvements on real property in Burton Hills, Nashville, Tennessee. The Borrower has simultaneously herewith sold its interest in the real property to ASF of Green Hills, LLC, a Tennessee non-profit limited liability company ("ASF") owned solely by American Seniors Foundation, an Ohio non-profit corporation ("American Seniors"). Borrower intends to re-lend the entire proceeds of its loan from Lender to ASF pursuant to separate construction loan documentation between Borrower and ASF, and to act as the developer of the property and the improvements on ASF's behalf. Lender has agreed to make the loan to Borrower for the sole purpose of the Borrower re-lending same to ASF on the terms and conditions set forth in this Agreement and in the other documents, including without limitation those documents between Borrower and ASF evidencing and securing the second loan (the "ASF Loan").

Now, therefore, in consideration of the premises, and in further consideration of the mutual covenants and agreements herein set forth and of the sum of Ten Dollars ($10.00) paid by each party to the other, receipt of which is hereby acknowledged, the parties covenant and agree as follows:

Agreements

Article I
General Information.

Section 1.1  Conditions to Closing.

The conditions precedent to closing the Loan and recording the Mortgage are set forth in the Closing Checklist.

Section 1.2  Schedules.

The Schedules attached to this Agreement are incorporated herein and made a part hereof.

Section 1.3  Defined Terms.

Capitalized terms in this Agreement shall have the meanings ascribed to such terms in the Preamble hereto and in Schedule 1.

Article II
Advances of the Loan.

Section 2.1  The Loan.

Borrower agrees to borrow the Loan from Lender, and Lender agrees to lend the Loan to Borrower, subject to the terms and conditions herein set forth, in incremental advances which will not exceed, in the aggregate, the Loan Amount. Interest shall accrue and be payable in arrears only on sums advanced hereunder for the period of time outstanding. The Loan is not a revolving loan; amounts repaid may not be re-borrowed.

Section 2.2  Purpose; Reallocation; Revenues from Property.

The Loan shall be advanced by Lender in accordance with the terms of this Agreement to pay those expenses related to the Loan and the Property that are described in the Budget, but not, in the aggregate with respect to any line item set forth in the Budget, in excess of the amount of the Loan to be disbursed for such line item, as set forth in the Budget. Borrower will receive each advance in trust for the purpose of paying only those costs for which the advance is made and will utilize the funds advanced for no other purpose. With the prior approval of Lender, any cost savings, actual or estimated, affecting any approved line item within the Budget, other than the interest reserve, may be reallocated by Borrower to any other line item within the Budget. Upon completion of the Improvements and the payment of all costs in connection therewith, any undisbursed proceeds of the Loan shall be allocated to the interest reserve or to such other line item as Lender shall approve. Each disbursement from a contingency reserve shall be subject to approval by Lender as to the amount and purpose for which such disbursement will be used. If and when revenues are derived from the Property in amounts sufficient to pay all or any portion of the operating expenses of the Property or all or any portion of the interest on the Loan, revenues will be used to pay such expenses and/or interest, and Lender, at its sole option, may restrict or prohibit future disbursements of the Loan for such purposes to the extent that revenues are sufficient to pay such amounts.

Section 2.3  Draw Requests.

Advances shall be made not more frequently than monthly based on draw requests signed by an Authorized Signers in the form attached hereto as Schedule 2. Each draw request, whether for hard or soft costs, shall be set forth on AIA Forms G702 and G703, and shall be reviewed by the Construction Consultant, signed by the General Contractor and, if requested by Lender, approved by the Architect. Draw requests for hard costs shall show the percentage of completion of construction and shall set forth in trade breakdown form and in such detail as may be required by Lender the amounts expended and/or costs incurred for work done and materials incorporated in the Improvements. Retainage will be withheld and released in accordance with the terms of Schedule 5. Each draw request, whether for hard and/or soft costs, shall be supported by such information and documentation (such as paid receipts, invoices, statements of accounts, lien releases, etc.) as Lender may require to assure that amounts requested are to be used to reimburse Borrower for costs previously paid by Borrower and/or ASF or to pay costs incurred by Borrower and/or ASF that are to be paid from proceeds of the Loan, as set forth in the Budget. Unless reasonably requested by Lender in any instance, Borrower will not be required to provide any individual invoice for an amount less than or equal to $5,000.00 in support of a draw request; provided, Borrower shall provide or cause to be provided with each draw request a complete listing of all payees and the amounts requested for payment by each.

Section 2.4  Additional Terms Regarding Advances.

Advances of the Loan shall also be subject to the terms and conditions set forth in Schedule 5.

Section 2.5  Liability of Lender.

Lender shall in no event be responsible or liable to any Person other than Borrower for the disbursement of or failure to disburse the Loan proceeds or any part thereof and neither ASF, the General Contractor, Construction Consultant nor any subcontractor, laborer or material supplier shall have any right or claim against Lender under this Agreement or the other Loan Documents.

Article III
Representations and Warranties.

Borrower represents and warrants to Lender that:

Section 3.1  Organization, Power and Authority of Borrower; Loan Documents.

Borrower (a) is a corporation duly organized, existing and in good standing under the laws of the state in which it is organized and is duly qualified to do business and in good standing in the state in which the Land is located (if different from the state of its formation) and in any other state where the nature of Borrower’s business or property requires it to be qualified to do business, and (b) has the power, authority and legal right to own its property and carry on the business now being conducted by it and to engage in the transactions contemplated by the Loan Documents. The Loan Documents to which Borrower is a party have in each case been duly executed and delivered by Borrower, and the execution and delivery of, and the carrying out of the transactions contemplated by, such Loan Documents, and the performance and observance of the terms and conditions thereof, have been duly authorized by all necessary organizational action by and on behalf of Borrower. The Loan Documents to which Borrower is a party constitute the valid and legally binding obligations of Borrower and are fully enforceable against each of them in accordance with their respective terms, except to the extent that such enforceability may be limited by laws generally affecting the enforcement of creditors’ rights.

Section 3.2  Other Documents; Laws.

The execution and performance of the Loan Documents to which the Borrower is a party and the consummation of the transactions contemplated thereby will not conflict with, result in any breach of, or constitute a default under, the organizational documents of Borrower or any contract, agreement, document or other instrument to which Borrower is a party or by which Borrower or any of its respective properties may be bound or affected, and such actions do not and will not violate or contravene any Law to which Borrower is subject.

Section 3.3  Taxes.

Borrower has filed all federal, state, county and municipal Tax returns required to have been filed by Borrower and has paid all Taxes which have become due pursuant to such returns or pursuant to any Tax assessments received by Borrower.

Section 3.4  Legal Actions.

There are no Claims or investigations by or before any court or Governmental Authority, pending, or to the best of Borrower’s knowledge and belief, threatened against or affecting Borrower, Borrower’s business, or the Property. Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority affecting Borrower or the Property.

Section 3.5  Nature of Loan.

Borrower is a business or commercial organization. The Loan is being obtained solely for business or investment purposes, and solely to be re-loaned to ASF for Construction of the Improvements, and will not be used for personal, family, household or agricultural purposes.

Section 3.6  Trade Names.

Borrower conducts its business solely under the name set forth in the Preamble to this Agreement and makes use of no trade names in connection therewith, unless such trade names have been previously disclosed to Lender in writing.

Section 3.7  Financial Statements.

The financial statements heretofore delivered by Borrower to Lender are true and correct in all respects, have been prepared in accordance with sound accounting principles consistently applied, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof.

Section 3.8  ERISA and Prohibited Transactions.

As of the date hereof and throughout the term of the Loan: (a) Borrower is not and will not be (i) an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) a “governmental plan” within the meaning of Section 3(32) of ERISA, or (iii) a “plan” within the meaning of Section 4975(e) of the Code; (b) the assets of Borrower do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in Section 2510.3-101 of Title 29 of the Code of Federal Regulations; (c) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of fiduciaries with respect to governmental plans; and (d) Borrower will not engage in any transaction that would cause any Obligation or any action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Mortgage or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Borrower agrees to deliver to Lender such certifications or other evidence of compliance with the provisions of this Section as Lender may from time to time request.

Section 3.9  Compliance with Zoning and Other Requirements.

The anticipated use of the Property complies with applicable zoning ordinances, regulations and restrictive covenants affecting the Land. All use and other requirements of any Governmental Authority having jurisdiction over the Property have been satisfied. No violation of any Law exists with respect to the Property.

Section 3.10  Plans and Specifications.

The Plans and Specifications are complete and adequate for the Construction of the Improvements. The Plans and Specifications have been approved by all Governmental Authorities having or claiming jurisdiction over the Property and by the beneficiary of each restrictive covenant affecting the Property whose approval is required. The Plans and Specifications have also been approved by any tenant and by any prospective purchaser of the Property or provider of permanent financing for the Property whose approval is required. To the best of Borrower’s knowledge, the Improvements, if constructed substantially in accordance with the Plans and Specifications, will fully comply with all applicable Laws, including those Laws relating to access and facilities for disabled persons.

Section 3.11  Building Permits; Other Permits.

All building, construction and other permits necessary or required in connection with the Construction of the Improvements have been validly issued or will be issued in a timely manner by a date sufficient to ensure commencement of construction and Completion of Construction in accordance with the Project Schedule. All required fees have been paid and bonds and/or other security have been posted in connection with all permits that have been issued, and adequate amounts are included in the Budget to pay all fees and the cost of all bonds and other security in connection with permits to be issued in the future. Following the issuance thereof, all permits will remain in full force and effect.

Section 3.12  Utilities.

All utility services necessary for the Construction of the Improvements and the operation thereof for their intended purposes are available at the boundaries of the Land (or will be available upon the completion of work shown in the Plans and Specifications), including telephone service, cable television, water supply, storm and sanitary sewer facilities, natural gas and electric facilities, including cabling for telephonic and data communication, and the capacity to send and receive wireless communication.

Section 3.13  Access; Roads.

All roads and other accesses necessary for the Construction of the Improvements and full utilization thereof for their intended purposes have either been completed or the necessary rights of way therefor have either been acquired by the appropriate Governmental Authority, or have been dedicated to public use and accepted by such Governmental Authority and all necessary steps have been taken by Borrower, ASF or such Governmental Authority to assure the complete construction and installation thereof by a date sufficient to ensure the Completion of Construction of the Improvements in accordance with the Project Schedule.

Section 3.14  Other Liens.

Except for contracts for labor, materials and services furnished or to be furnished in connection with the Construction of the Improvements, Borrower has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Property.

Section 3.15  No Work Commenced.

Prior to the recordation of the Mortgage, except as disclosed to Lender in writing, no work of any kind (including destruction or removal of any existing improvements, site work, clearing, grading, grubbing, draining or fencing of the Land) has been or will be commenced or performed on the Land, no equipment or material has been or will be delivered to or placed upon the Land for any purpose whatsoever, and no contract (or memorandum or affidavit thereof) for the supplying of labor, materials, or services for the design or construction of the Improvements, or the surveying of the Land or Improvements, has been entered into which could cause a mechanic’s or materialman’s lien or similar lien to achieve priority over the Mortgage or the rights of Lender thereunder.

Section 3.16  No Material Adverse Change.

No material adverse change has occurred in the financial conditions reflected in the financial statements of Borrower since the respective dates of such statements, and no material additional liabilities have been incurred by Borrower since the dates of such statements other than the borrowings contemplated herein or as approved in writing by Lender.

Section 3.17  Defaults.

There is no Default or Event of Default under any of the Loan Documents, and there is no default or event of default under any material contract, agreement or other document related to the Construction of the Improvements or the operation thereof.

Section 3.18  Affirmation of Representations and Warranties.

Each draw request and each receipt of the funds requested thereby shall constitute an affirmation that (a) the foregoing representations and warranties of Borrower are true and correct as of the date of the draw request and, unless Lender is notified to the contrary prior to the disbursement of the advance requested, will be so on the date of the disbursement, (b) the work completed to the date of the draw request is of quality and in all other respects consistent with the Plans and Specifications, and (c) if applicable, Construction of the Improvements is proceeding in accordance with the Project Schedule.

Article IV
Affirmative Covenants and Agreements.

Section 4.1  Commencement and Completion of Construction.

Borrower shall cause the Construction of the Improvements to be commenced by ASF and prosecuted in a good and workmanlike manner and shall cause the same to be completed by ASF in accordance with the Project Schedule and substantially in accordance with the Plans and Specifications.

Section 4.2  Approval of Construction.

No work associated with the Construction of the Improvements shall be commenced by Borrower or ASF unless and until the Plans and Specifications have been approved by Lender, by all Governmental Authorities having or claiming jurisdiction over the Land and Improvements, by the beneficiary of any applicable restrictive covenant whose approval is required, and by any other party whose approval is required under applicable agreements, and unless and until all building, construction and other permits necessary or required in connection with the Construction of the Improvements have been validly issued and all fees, bonds and any other security required in connection therewith have been paid or posted.

Section 4.3  Deposits to Balance Loan.

If at any time Lender shall determine that (a) the proceeds of the Loan remaining to be advanced for any line item within the Budget, together with any anticipated Deferred Equity that Lender determines to its satisfaction is or will be available for such item, are not or will not be sufficient to pay, in a timely manner, the amount of such line item remaining to be paid, and (b) the deficiency cannot be remedied by a reallocation of budgeted amounts pursuant to Section 2.2, then Borrower shall deposit with Lender, within ten (10) days from the effective date of a Notice from Lender requesting such deposit, funds in an amount equal to the deficiency. Such funds shall be held by Lender in a Borrower’s Deposit Account, which shall be an interest-bearing account, with all accrued interest to become part of Borrower’s deposit. Borrower agrees that it shall include all interest and earnings on any such deposit as its income, and shall be the owner of all funds on deposit in the Borrower’s Deposit Account for federal and applicable state and local tax purposes. Lender shall have the exclusive right to manage and control all funds in the Borrower’s Deposit Account, but Lender shall have no fiduciary duty with respect to such funds. Advances of the deposited funds will be made from time to time for the payment of deficient line item amounts, prior to the advance of proceeds of the Loan for such amounts. Advances of the deposited funds will be subject to the terms of this Agreement regarding advances of the Loan. Any account fees and charges may be deducted from the balance, if any, in the Borrower’s Deposit Account. Borrower grants to Lender a security interest in the Borrower’s Deposit Account and all such deposited funds hereafter deposited to such deposit account, and any proceeds thereof, as security for the Obligations. Such security interest shall be governed by the Uniform Commercial Code of the State, and Lender shall have available to it all of the rights and remedies available to a secured party thereunder. The Borrower’s Deposit Account may be established and held in such name or names as Lender shall deem appropriate, including in the name of Lender. Borrower hereby constitutes and appoints Lender and any officer or agent of Lender its true and lawful attorneys-in-fact with full power of substitution to open the Borrower’s Deposit Account and to do any and every act that Borrower might do on its own behalf to fulfill the terms of this Section 4.3. To the extent permitted by Law, Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. It is understood and agreed that this power of attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked.

Section 4.4  Compliance with Laws; Encroachments.

The Improvements shall be constructed in accordance with all applicable (whether present or future) Laws. The Improvements shall be constructed entirely on the Land and shall not encroach upon any easement or right-of-way, or upon the land of others. Construction of the Improvements shall occur wholly within all applicable building restriction lines and set-backs, however established, and shall be in strict compliance with all applicable use or other restrictions and the provisions of any prior agreements, declarations, covenants and all applicable zoning and subdivision ordinances and regulations.

Section 4.5  Inspections; Cooperation.

Borrower shall permit or cause ASF to permit representatives of Lender and the Construction Consultant to enter upon the Land, to inspect the Improvements and any and all materials to be used in connection with the Construction of the Improvements, to examine all detailed plans and shop drawings and similar materials as well as all records and books of account maintained by or on behalf of Borrower or ASF relating thereto and to discuss the affairs, finances and accounts pertaining to the Loan and the Improvements with representatives of Borrower and ASF. Borrower shall at all times cooperate and cause ASF, the General Contractor and each and every one of its subcontractors and material suppliers to cooperate with the representatives of Lender and the Construction Consultant in connection with or in aid of the performance of Lender’s functions under this Agreement. Except in the event of an emergency, Lender shall give Borrower at least twenty-four hours’ notice by telephone in each instance before entering upon the Land and/or exercising any other rights granted in this Section.

Section 4.6  Contracts, Vouchers and Receipts.

Borrower shall furnish to Lender, or cause to be furnished to Lender, promptly on demand, any contracts, subcontracts, bills of sale, statements, receipted vouchers or other agreements relating to the Construction of the Improvements, including any such items pursuant to which Borrower or ASF has any claim of title to any materials, fixtures or other articles delivered or to be delivered to the Land or incorporated or to be incorporated into the Improvements. Borrower shall furnish to Lender, or cause to be furnished to Lender, promptly on demand, a verified written statement, in such form and detail as Lender may require, setting forth the names and addresses of all contractors, subcontractors and suppliers furnishing labor or materials in the Construction of the Improvements and showing all amounts paid for labor and materials and all items of labor and materials furnished or to be furnished for which payment has not been made and the amounts to be paid therefor.

Section 4.7  Payment and Performance of Contractual Obligations.

Borrower shall cause to be performed in a timely manner all of ASF's obligations under the Architect’s Contract, the Construction Contract and any and all other contracts and agreements related to the Construction of the Improvements or the operation thereof, and Borrower will pay or cause to be paid when due all bills for services or labor performed and materials supplied in connection with the Construction of the Improvements. Within thirty (30) days after the filing of any mechanic’s lien or other lien or encumbrance against the Property, Borrower will promptly discharge or cause to be discharged the same by payment or filing a bond or otherwise as permitted by Law. So long as Lender’s security has been protected by the filing of a bond or otherwise in a manner satisfactory to Lender in its sole and absolute discretion, Borrower and/or ASF shall have the right to contest in good faith any claim, lien or encumbrance, provided that Borrower and/or ASF does so diligently and without prejudice to Lender or delay in completing Construction of the Improvements.

Section 4.8  Correction of Construction Defects.

Promptly following any demand by Lender, Borrower shall correct or cause the correction of any structural defects in the Improvements, any work that fails to comply with the requirements of Section 4.4 and any material departures or deviations from the Plans and Specifications not approved in writing by Lender.

Section 4.9  Insurance.

Borrower shall maintain or cause to be maintained the following insurance:

(a)  Insurance against Casualty to the Property under a policy or policies covering such risks as are presently included in “special form” (also known as “all risk”) coverage, including such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke, vandalism, malicious mischief and acts of terrorism. Such insurance shall name Borrower and Lender as joint mortgagee and loss payees. Unless otherwise agreed in writing by Lender, such insurance shall be for the full insurable value of the Property, with a deductible amount, if any, satisfactory to Lender. No policy of insurance shall be written such that the proceeds thereof will produce less than the minimum coverage required by this Section by reason of co-insurance provisions or otherwise. The term “full insurable value” means one hundred percent (100%) of the actual replacement cost of the Property (excluding foundation and excavation costs and costs of underground flues, pipes, drains and other uninsurable items).

(b)  Comprehensive (also known as commercial) general liability insurance on an “occurrence” basis against claims for “personal injury” liability and liability for death, bodily injury and damage to property, products and completed operations, in limits satisfactory to Lender with respect to any one occurrence and the aggregate of all occurrences during any given annual policy period. Such insurance shall name Lender as an additional insured.

(c)  Workers’ compensation insurance for all employees in such amount as is required by Law and including employer’s liability insurance, if required by Lender.

(d)  During any period of construction upon the Property, Borrower shall maintain, or cause others to maintain, builder’s risk insurance (non-reporting form) of the type customarily carried in the case of similar construction for one hundred percent (100%) of the full replacement cost of work in place and materials stored at or upon the Property.

(e)  If at any time any portion of any structure on the Property is insurable against Casualty by flood and is located in a Special Flood Hazard Area under the Flood Disaster Protection Act of 1973, as amended, a flood insurance policy in form and amount acceptable to Lender but in no amount less than the amount sufficient to meet the requirements of applicable Law as such requirements may from time to time be in effect.

(f)  Loss of rental value insurance or business interruption insurance in an amount acceptable to Lender.

(g)  Such other and further insurance as may be required from time to time by Lender in order to comply with regular requirements and practices of Lender in similar transactions including, if required by Lender, wind insurance and earthquake insurance, so long as any such insurance is generally available at commercially reasonable premiums as determined by Lender from time to time.

In addition to the foregoing, Borrower shall cause the General Contractor to provide and maintain comprehensive (commercial) general liability insurance and workers’ compensation insurance for all employees of the General Contractor meeting, respectively, the requirements of Subsections (b) and (c), above.

Each policy of insurance (i) shall be issued by one or more insurance companies each of which must have an A.M. Best Company financial and performance rating of A-IX or better and are qualified or authorized by the Laws of the State to assume the risks covered by such policy, (ii) with respect to the insurance described under the preceding Subsections (a), (d), (e) and (f), shall have attached thereto standard non-contributing, non-reporting mortgagee clauses in favor of and entitling Lender without contribution to collect any and all proceeds payable under such insurance, either as sole payee or as joint payee with Borrower, (iii) shall provide that such policy shall not be canceled or modified without at least thirty (30) days prior written notice to Lender, and (iv) shall provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Borrower which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Borrower shall promptly pay all premiums when due on such insurance and, not less than thirty (30) days prior to the expiration dates of each such policy, Borrower will deliver to Lender acceptable evidence of insurance, such as a renewal policy or policies marked “premium paid” or other evidence satisfactory to Lender reflecting that all required insurance is current and in force. Borrower will immediately give Notice to Lender of any cancellation of, or change in, any insurance policy. Lender shall not, because of accepting, rejecting, approving or obtaining insurance, incur any liability for (A) the existence, nonexistence, form or legal sufficiency thereof, (B) the solvency of any insurer, or (C) the payment of losses. Borrower may satisfy any insurance requirement hereunder by providing one or more “blanket” insurance policies, subject to Lender’s approval in each instance as to limits, coverages, forms, deductibles, inception and expiration dates, and cancellation provisions.

Section 4.10  Adjustment of Condemnation and Insurance Claims.

Borrower shall give prompt Notice to Lender of any Casualty or any Condemnation or threatened Condemnation. Lender is authorized, at its sole and absolute option, to commence, appear in and prosecute, in its own or in Borrower’s and/or ASF's name or names, any action or proceeding relating to any Condemnation or Casualty, and to make proof of loss for and to settle or compromise any Claim in connection therewith. In such case, Lender shall have the right to receive all Condemnation Awards and Insurance Proceeds, and may deduct therefrom any or all of its Expenses. However, so long as no Event of Default has occurred and Borrower and/or ASF is diligently pursuing its rights and remedies with respect to a Claim, Lender will obtain Borrower’s written consent (which consent shall not be unreasonably withheld or delayed, with Borrower obtaining ASF's consent if deemed necessary) before making proof of loss for or settling or compromising such Claim. Borrower agrees to diligently assert or cause to be asserted its and/or ASF's rights and remedies with respect to each Claim and to promptly pursue the settlement and compromise of each Claim subject to Lender’s approval, which approval shall not be unreasonably withheld or delayed. If, prior to the receipt by Lender of any Condemnation Award or Insurance Proceeds, the Property shall have been sold pursuant to the provisions of the Mortgage, Lender shall have the right to receive such funds (a) to the extent of any deficiency found to be due upon such sale with interest thereon (whether or not a deficiency judgment on the Mortgage shall have been sought or recovered or denied), and (b) to the extent necessary to reimburse Lender for its Expenses. If any Condemnation Awards or Insurance Proceeds are paid to ASF or Borrower, Borrower shall in each case receive the same or cause the same to be received in trust for Lender. Within ten (10) days after receipt of any Condemnation Awards or Insurance Proceeds, Borrower shall deliver such awards or proceeds to Lender in the form in which they were received, together with any endorsements or documents that may be necessary to effectively negotiate or transfer the same to Lender. Borrower agrees to execute and deliver from time to time, upon the request of Lender, such further instruments or documents as may be requested by Lender to confirm the grant and assignment to Lender of any Condemnation Awards or Insurance Proceeds, including obtaining any such documents requested by Lender from ASF.

Section 4.11  Utilization of Net Proceeds.

(a)  Net Proceeds must be utilized either for payment of the Obligations or for the restoration of the Property. Net Proceeds may be utilized for the restoration of the Property only if no Default shall exist and only if in the reasonable judgment of Lender (i) there has been no material adverse change in the financial viability of the construction or operation of the Improvements, (ii) the Net Proceeds, together with other funds deposited with Lender for that purpose, are sufficient to pay the cost of the restoration pursuant to a budget and plans and specifications approved by Lender, and (iii) the restoration can be completed prior to maturity of the Loan. Otherwise, Net Proceeds shall be utilized for payment of the Obligations.

(b)  If Net Proceeds are to be utilized for the restoration of the Property, the Net Proceeds, together with any other funds deposited with Lender for that purpose, must be deposited in an interest-bearing account with Lender, which account will be assigned to Lender as additional security for the Loan. The account will be opened, managed and controlled in a manner consistent with, and subject to, the provisions of Section 4.3 governing a Borrower’s Deposit Account, including those provisions permitting Lender to require Borrower to deposit funds in the event of a deficiency in the funds available to complete restoration as herein contemplated. Disbursements of funds from the account will be made in a manner consistent with, and subject to, the requirements for the closing and funding of the Loan and the terms of this Agreement regarding the disbursement of Loan proceeds.

Section 4.12  Management.

Borrower at all times shall provide for the competent and responsible management and operation of the Property. Any management contract or contracts affecting the Property must be approved in writing by Lender prior to the execution of the same, provided Lender's approval will not be unreasonably withheld or delayed.

Section 4.13  Books and Records; Financial Statements.

(a) Borrower will keep and maintain or cause to be kept and maintained full and accurate books and records administered in accordance with sound accounting principles, consistently applied, showing in detail the earnings and expenses of the Property and the operation thereof. Borrower will keep and maintain its books and records, including recorded data of any kind and regardless of the medium of recording, at the address of Borrower set forth in Section 8.6. Borrower shall permit Lender, or any Person authorized by Lender, to inspect and examine such books and records (regardless of where maintained) and all supporting vouchers and data and to make copies and extracts therefrom at all reasonable times and as often as may be requested by Lender. Borrower will furnish or cause to be furnished to Lender annual financial statements, including balance sheets and income statements, for the Borrower, ASF, any Guarantor and the Property, within ninety (90) days after each fiscal year end for the Borrower and one hundred twenty (120) days after each fiscal year end for ASF and any Guarantor. Borrower will also furnish or cause to be furnished to Lender quarter-annual financial statements within forty-five (45) days after each fiscal quarter-end for the respective reporting party, including the December 31 fiscal quarter end, and such financial statements shall include (i) consolidated balance sheets and income statements for the Borrower, ASF, each Guarantor and the Property, and (ii) cash flow statements for the Borrower. In addition, Borrower will furnish or cause to be furnished to Lender, with reasonable promptness, such interim financial statements of Borrower, ASF, each Guarantor and the Property, together with such additional information, reports or statements in connection therewith, as Lender may from time to time request. All financial statements must be in form and detail acceptable to Lender and must be certified as to accuracy by Borrower, ASF or the respective Guarantor, as the case may be. The year-end financial statements of the Borrower and American Seniors must also be audited, with an unqualified opinion given by the respective independent certified public accountant reasonably satisfactory to Lender. Borrower shall provide, upon Lender’s request, convenient facilities for the audit and verification of any such statement of the Borrower. All certifications and signatures on behalf of corporations, partnerships, limited liability companies and other entities shall be by a representative of the reporting party satisfactory to Lender.

(b) Contemporaneously with each quarter annual and fiscal year-end financial report required by the foregoing paragraph (a), a certificate of the president or chief financial officer of the Borrower stating that: (i) such officer has individually reviewed the provisions of this Agreement; (ii) a review of the activities of the Borrower and its Subsidiaries during such year or quarter-annual period, as the case may be, has been made by such officer or under such officer’s supervision, with a view to determining whether the Borrower has fulfilled all its obligations under this Agreement; and (iii) to the best of such officer’s knowledge, the Borrower has observed and performed each undertaking contained in this Agreement and is not in default in the observance or performance of any of the provisions hereof or, if the Borrower shall be so in default, specifying all such defaults and events of which such officer may have knowledge. Such certificate shall further set forth the calculations of the financial ratios and covenants set forth in Section 5.5, including without limitation any antecedent calculations and the source of any information that was used in such calculations.

Section 4.14  Estoppel Certificates.

Within ten (10) days after any request by Lender or a proposed assignee or purchaser of the Loan or any interest therein, Borrower shall certify in writing to Lender, or to such proposed assignee or purchaser, the then unpaid balance of the Loan and whether Borrower claims any right of defense or setoff to the payment or performance of any of the Obligations, and if Borrower claims any such right of defense or setoff, Borrower shall give a detailed written description of such claimed right.

Section 4.15  Taxes.

Borrower shall pay and discharge or cause to be paid and discharged all Taxes prior to the date on which penalties are attached thereto unless and to the extent only that such Taxes are contested in accordance with the terms of the Mortgage.

Section 4.16  Lender’s Rights to Pay and Perform.

If, after any required notice, Borrower fails to promptly pay or perform any of the Obligations within any applicable grace or cure periods or an Event of Default otherwise occurs hereunder, Lender, without Notice to or demand upon Borrower, and without waiving or releasing any Obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Borrower. Lender may enter upon the Property for that purpose and take all action thereon as Lender considers necessary or appropriate. At the option of Lender, following the occurrence of an Event of Default, Lender may apply any undisbursed Loan proceeds to the satisfaction of the conditions of the Loan Documents, irrespective of the allocation of such Loan proceeds in the Budget. Without limiting the generality of the foregoing, Lender may pay directly from the proceeds of the Loan all interest bills rendered by Lender in connection with the Loan, and following the occurrence of an Event of Default may make advances directly to the General Contractor, the title insurance company, any subcontractor or material supplier, or to any of them jointly. The execution hereof by Borrower shall, and hereby does, constitute an irrevocable authorization so to advance the proceeds of the Loan. No further direction or authorization from Borrower shall be necessary to warrant such direct advances. Each advance shall be secured by the Loan Documents and shall satisfy the obligations of Lender hereunder to the extent of the amount of the advance.

Section 4.17  Reimbursement; Interest.

If Lender shall incur any Expenses or pay any Claims by reason of the Loan or the rights and remedies provided under the Loan Documents (regardless of whether or not any of the Loan Documents expressly provide for an indemnification by Borrower against such Claims), Lender’s payment of such Expenses and Claims shall constitute advances to Borrower which shall be paid by Borrower to Lender on demand, together with interest thereon from the date incurred until paid in full at the rate of interest then applicable to the Loan under the terms of the Note. Each advance shall be secured by the Loan Documents as fully as if made to Borrower and ASF, regardless of the disposition thereof by the party or parties to whom such advance is made. Notwithstanding the foregoing, however, in any action or proceeding to foreclose the Mortgage or to recover or collect the Obligations, the provisions of Law governing the recovery of costs, disbursements and allowances shall prevail unaffected by this Section.

Section 4.18  Notification by Borrower.

Borrower will promptly give Notice to Lender of the occurrence of any Default or Event of Default hereunder or under any of the other Loan Documents, including without limitation under any loan documents entered into between Borrower and ASF with respect to the property and the construction of the improvements thereon. Borrower will also promptly give Notice to Lender of any claim of a default by ASF, or any claim by ASF of a default by any other party, under the Architect’s Contract, the Construction Contract or any Lease.

Section 4.19  Indemnification by Borrower.

Borrower agrees to indemnify Lender and to hold Lender harmless from and against, and to defend Lender by counsel approved by Lender against, any and all Claims directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Property or the Loan, including any Claim arising out of or resulting from (a) Construction of the Improvements, including any defective workmanship or materials; (b) any failure by Borrower to comply with the requirements of any Laws or to comply with any agreement that applies or pertains to the Property, including any agreement with a broker or “finder” in connection with the Loan or other financing of the Property; (c) any failure by Borrower to observe and perform any of the obligations imposed upon the landlord under the Leases; (d) any other Default or Event of Default hereunder or under any of the other Loan Documents; or (e) any assertion or allegation that Lender is liable for any act or omission of Borrower or any other Person in connection with the ownership, development, financing, leasing, operation or sale of the Property; provided, however, that Borrower shall not be obligated to indemnify Lender with respect to any Claim arising solely from the gross negligence or willful misconduct of Lender. The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure or deed, assignment or conveyance in lieu thereof and any other action by Lender to enforce the rights and remedies of Lender hereunder or under the other Loan Documents.

Section 4.20  Fees and Expenses.

Borrower shall pay all fees, charges, costs and expenses required to satisfy the conditions of the Loan Documents. Without limitation of the foregoing, Borrower will pay, when due, and if paid by Lender will reimburse Lender on demand for, all fees and expenses of the Construction Consultant, the title insurer, environmental engineers, appraisers, surveyors and Lender’s counsel in connection with the closing, administration, modification or any “workout” of the Loan, or the enforcement of Lender’s rights and remedies under any of the Loan Documents.

Section 4.21  Appraisals.

Lender may obtain from time to time an appraisal of all or any part of the Property, prepared in accordance with written instructions from Lender, from a third-party appraiser satisfactory to, and engaged directly by, Lender. The cost of one such appraisal obtained by Lender in each calendar year and the cost of each such appraisal obtained by Lender following the occurrence of an Event of Default shall by borne by Borrower and shall be paid by Borrower on demand.

Section 4.22  Leasing and Tenant Matters.

Borrower shall comply with the terms and conditions of Schedule 6 in connection with the leasing of space within the Improvements.

Section 4.23  Principal Depository.

Borrower shall maintain Bank of America, N.A. as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts. If Lender determines that Bank of America, N.A. is not Borrower's principal depository bank, it shall not be deemed an Event of Default, but the interest rate charged on the Loan shall be increased by forty-two and one half (42.5) basis points per annum upon five (5) days' prior written notice to Borrower.

Section 4.24  Swap Contracts.

Borrower shall comply with the terms and conditions of Schedule 7 with respect to all Swap Contracts.

Article V
Negative Covenants.

Section 5.1  Conditional Sales.

Borrower shall not incorporate in the Improvements any property acquired under a conditional sales contract or lease or as to which the vendor retains title or a security interest, without the prior written consent of Lender.

Section 5.2  Changes to Plans and Specifications.

Borrower shall not allow or permit any changes, whether made by ASF, Borrower or otherwise, in the Plans and Specifications, including any such changes that alter, diminish or add to the work to be performed or change the design of the Improvements, without the prior written consent of Lender and under such reasonable conditions as Lender may establish. Lender’s prior written consent shall not be required, however, as to any change order which (a) individually does not cause the fixed or guaranteed maximum price of the Construction Contract to be increased or decreased by more than Fifty Thousand Dollars ($50,000.00) and, when added to all previous change orders, does not cause such price to be increased or decreased by more than Five Hundred Thousand Dollars ($500,000.00) in the aggregate, (b) does not result in a material change to the design of the Improvements, and (c) has been approved in writing by the Architect and any Governmental Authority, tenant or other party whose approval is required.

Section 5.3  Changes to ASF Loan Documents or the Subordinated Loan Documents.

Borrower shall not allow or permit any changes or modifications to be made to the ASF Loan Documents or the Subordinated Loan Documents without first obtaining in each instance the prior written consent of the Lender, nor shall Borrower enter into any additional or supplemental documents relating to or affecting in any manner the ASF Loan or the Subordinated Loan without first obtaining Lender's prior written consent. Borrower shall not release any collateral or cancel any guaranty securing the ASF Loan or the Subordinated Loan.

Section 5.4  Insurance Policies and Bonds.

Borrower shall not do or permit to be done anything that would affect the coverage or indemnities provided for pursuant to the provisions of any insurance policy, performance bond, labor and material payment bond or any other bond given in connection with the Construction of the Improvements.

Section 5.5  Consolidated Fixed Charge Coverage Ratio.

Borrower shall not allow or permit its Consolidated Fixed Charge Coverage Ratio to be less than 1.20 to 1.00.

Article VI
Events of Default.

The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Agreement:

Section 6.1  Payment Default.

Borrower fails to pay any Obligation under this Agreement within three (3) days after the date such Obligation is due or upon acceleration, maturity or otherwise.

Section 6.2  Default Under Other Loan Documents.

An Event of Default (as defined therein) occurs under the Note, or the Borrower, ASF or any Guarantor fails to promptly pay, perform, observe or comply with any term, obligation or agreement contained in the Mortgage or any of the other Loan Documents (within any applicable grace or cure period).

Section 6.3  Accuracy of Information; Representations and Warranties.

Any information contained in any financial statement, schedule, report or any other document delivered by Borrower, ASF, Guarantor or any other Person to Lender in connection with the Loan proves at any time not to be in all material respects true and accurate, or Borrower, ASF, Guarantor or any other Person shall have failed to state any material fact or any fact necessary to make such information not misleading, or any representation or warranty contained in this Agreement or in any other Loan Document or other document, certificate or opinion delivered to Lender in connection with the Loan, proves at any time to be incorrect or misleading in any material respect either on the date when made or on the date when reaffirmed pursuant to the terms of this Agreement.

Section 6.4  Deposits.

Borrower fails to deposit funds with Lender, in the amount requested by Lender, pursuant to the provisions of Section 4.3 or Section 4.11, within ten (10) days from the effective date of a Notice from Lender requesting such deposit, or Borrower fails to deliver to Lender or cause to be delivered to Lender any Condemnation Awards or Insurance Proceeds within ten (10) days after Borrower’s or ASF's receipt thereof.

Section 6.5  Insurance Obligations.

Borrower fails to promptly perform or comply with any of the covenants contained in the Loan Documents with respect to maintaining insurance, including the covenants contained in Section 4.9.

Section 6.6  Other Obligations.

Borrower fails to promptly perform or comply with any covenants or other Obligations set forth in this Agreement and such failure continues uncured for a period of thirty (30) days after Notice from Lender to Borrower, other than those expressly described in other Sections of this Article VI and those covenants set forth in Sections 4.13, 5.3 and 5.5, for which no notice or cure rights shall be applicable and the occurrence of any of which shall constitute an immediate Event of Default. Notwithstanding the foregoing, if Lender determines, in Lender's sole discretion, that such failure, by its nature, is not capable of being cured within the thirty (30) day period after the initial Notice from Lender to Borrower (other than a failure to comply with any of the Obligations expressly described in other Sections of this Article VI and/or the covenants set forth in Sections 4.13, 5.3 and 5.5), it shall not be an Event of Default hereunder if (a) Borrower commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (b) Borrower causes such failure to be cured no later than ninety (90) days after the date of such initial Notice from Lender.

Section 6.7  Progress of Construction.

Construction of the Improvements is abandoned or is discontinued for a period of more than twenty (20) consecutive days.

Section 6.8  Damage to Improvements.

The Improvements are substantially damaged or destroyed by fire or other casualty and Lender determines that the Improvements cannot be restored and completed in accordance with the terms and provisions of this Agreement and the Mortgage.

Section 6.9  Lapse of Permits or Approvals.

Any permit, license, certificate or approval that Borrower is required to obtain with respect to the construction, operation, development, leasing or maintenance of the Improvements or the Property lapses or ceases to be in full force and effect.

Section 6.10  Completion of Construction.

Completion of Construction does not occur in accordance with the Project Schedule, or Lender determines that Completion of Construction will not occur in accordance with the Project Schedule.

Section 6.11  Mechanic’s Lien.

A lien for the performance of work or the supply of materials filed against the Property, or any stop notice served on Borrower, ASF, the General Contractor or Lender, remains unsatisfied or unbonded for a period of thirty (30) days after the date of filing or service.

Section 6.12  Survey Matters.

Any Survey required by Lender during the period of construction shows any matter which in Lender’s reasonable judgment would interfere with the Construction of the Improvements or the operation or use of the Property, and such matter is not removed within a period of thirty (30) days after Notice thereof by Lender to Borrower.

Section 6.13  General Contractor Default.

The General Contractor defaults under the Construction Contract in a manner which Lender deems in Lender's reasonable judgment to be material, and, unless otherwise agreed in writing by Lender, ASF fails promptly to exercise its rights and remedies under the Construction Contract with respect to such default.

Section 6.14  Performance Enjoined or Prohibited.

Borrower or ASF is enjoined or prohibited from performing any of its respective obligations under any of the Loan Documents for a period of more than fifteen (15) consecutive days.

Section 6.15  Bankruptcy.

Borrower, ASF or any Guarantor files a bankruptcy petition or makes a general assignment for the benefit of creditors, or a bankruptcy petition is filed against Borrower, ASF or any Guarantor and such involuntary bankruptcy petition continues undismissed for a period of sixty (60) days after the filing thereof.

Section 6.16  Appointment of Receiver, Trustee, Liquidator.

Borrower, ASF, or any Guarantor applies for or consents in writing to the appointment of a receiver, trustee or liquidator of Borrower, ASF, any Guarantor, the Property, or all or substantially all of the other assets of Borrower, ASF, or any Guarantor, or an order, judgment or decree is entered by any court of competent jurisdiction on the application of a creditor appointing a receiver, trustee or liquidator of Borrower, ASF, any Guarantor, the Property, or all or substantially all of the other assets of Borrower, ASF, or any Guarantor.

Section 6.17  Judgment.

A final nonappealable judgment for the payment of money involving more than $100,000 is entered against Borrower or a final nonappealable judgment for the payment of money involving more than $50,000 is entered against ASF or any Guarantor, and Borrower, ASF or such Guarantor fails to discharge the same, or causes it to be discharged or bonded off to Lender’s satisfaction, within thirty (30) days from the date of the entry of such judgment.

Section 6.18  Dissolution; Change in Business Status.

Unless the written consent of Lender is previously obtained, all or substantially all of the business assets of Borrower, ASF or any Guarantor are sold, Borrower, ASF or any Guarantor is dissolved, or there occurs any change in the form of business entity through which Borrower, ASF or any Guarantor presently conducts its business or any merger or consolidation involving Borrower, ASF or any Guarantor.

Section 6.19  Default Under Other Indebtedness.

Borrower defaults under any existing or future loan and/or credit agreements (other than this Agreement) in excess of Ten Million and No/100 Dollars ($10,000,000.00), subject to all applicable grace periods therein; however, any periods of forbearance with respect to such credit agreements, which arise and continue for more than forty-five (45) consecutive days, will be deemed as a default hereunder.

Section 6.20  Change in Controlling Interest.

A Change of Control occurs without the prior written consent of the Lender.

Section 6.21  Material Adverse Change.

In the reasonable opinion of Lender, the prospect of payment or performance of all or any part of the Obligations has been impaired because of a material adverse change in the financial condition, results of operations, business or properties of Borrower.

Article VII
Remedies on Default.

Section 7.1  Remedies on Default.

Upon the happening of any Event of Default, Lender shall have the right, in addition to any other rights or remedies available to Lender under the Mortgage or any of the other Loan Documents or under applicable Law, to exercise any one or more of the following rights and remedies:

(a)  Lender may terminate its obligation to advance any further principal of the Loan pursuant to this Agreement by Notice to Borrower.

(b)  Lender may accelerate all of Borrower’s Obligations under the Loan Documents whereupon such Obligations shall become immediately due and payable, without notice of default, acceleration or intention to accelerate, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by Borrower).

(c)  Lender may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Property.

(d)  Lender may set off the amounts due Lender under the Loan Documents against any and all accounts, credits, money, securities or other property of Borrower now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without notice to or the consent of Borrower.

(e)  Lender may enter into possession of the Property and perform any and all work and labor necessary to complete the Construction of the Improvements (whether or not in accordance with the Plans and Specifications) and to employ watchmen to protect the Property and the Improvements. All sums expended by Lender for such purposes shall be deemed to have been advanced to Borrower under the Note and shall be secured by the Loan Documents and the Mortgage. For this purpose, Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution, which power is coupled with an interest, to complete the work either in the name of Borrower and/or ASF, and hereby empowers said attorney or attorneys, in the name of Borrower, ASF or Lender:

(i)	To use any funds of Borrower including any balance which may be held by Lender and any funds which may remain unadvanced hereunder for the purpose of completing the Construction of the Improvements, whether or not in the manner called for in the Plans and Specifications;

(ii)	To make such additions and changes and corrections to the Plans and Specifications as shall be necessary or desirable in the judgment of Lender to complete the
Construction of the Improvements;

(iii)	To employ such contractors, subcontractors, agents, architects and inspectors as shall be necessary or desirable for said purpose;

(iv)	To pay, settle or compromise all existing bills and claims which are or may be liens against the Property, or may be necessary or desirable for the completion of the work or the clearance of title to the Property;

(v)	To execute all applications and certificates which may be required in the name of ASF and/or the Borrower;

(vi)	To enter into, enforce, modify or cancel Leases and to fix or modify Rents on such terms as Lender may consider proper;

(vii)	To file for record, at Borrower’s cost and expense and in the name of ASF and/or Borrower, any notices of completion, notices of cessation of labor, or any other notices that Lender in its sole and absolute discretion may consider necessary or desirable to protect its security; and

(viii)	To do any and every act with respect to the Construction of the Improvements which either the Borrower or ASF could do in its own behalf.

It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked, and includes within it any power of attorney or other similar rights granted by ASF to Borrower to act on ASF's behalf. Said attorney-in-fact shall also have the power to prosecute and defend all actions or proceedings in connection with the Construction of the Improvements and to take such actions and to require such performance as Lender may deem necessary.

Section 7.2  No Release or Waiver; Remedies Cumulative and Concurrent.

Borrower shall not be relieved of any Obligation by reason of the failure of Lender to comply with any request of Borrower or of any other Person to take action to foreclose on the Property under the Mortgage or otherwise to enforce any provision of the Loan Documents, or by reason of the release, regardless of consideration, of all or any part of the Property. No delay or omission of Lender to exercise any right, power or remedy accruing upon the happening of an Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or any acquiescence therein. No delay or omission on the part of Lender to exercise any option for acceleration of the maturity of the Obligations, or for foreclosure of the Mortgage following any Event of Default as aforesaid, or any other option granted to Lender hereunder in any one or more instances, or the acceptance by Lender of any partial payment on account of the Obligations shall constitute a waiver of any such Event of Default and each such option shall remain continuously in full force and effect. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedies provided for in the Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under the Loan Documents, or now or hereafter existing at Law or in equity or by statute. Every right, power and remedy given by the Loan Documents to Lender shall be concurrent and may be pursued separately, successively or together against Borrower, ASF or the Property or any part thereof, and every right, power and remedy given by the Loan Documents may be exercised from time to time as often as may be deemed expedient by Lender.

Article VIII
Miscellaneous.

Section 8.1  Further Assurances; Authorization to File Documents.

At any time, and from time to time, upon request by Lender, Borrower will, at Borrower’s expense, (a) correct any defect, error or omission which may be discovered in the form or content of any of the Loan Documents, and (b) make, execute, deliver and record, or cause to be made, executed, delivered and recorded, any and all further instruments, certificates and other documents as may, in the opinion of Lender, be necessary or desirable in order to complete, perfect or continue and preserve the lien of the Mortgage. Upon any failure by Borrower to do so, Lender may make, execute and record any and all such instruments, certificates and other documents for and in the name of Borrower and/or ASF, all at the sole expense of Borrower, and Borrower hereby appoints Lender the agent and attorney-in-fact of Borrower to do so, this appointment being coupled with an interest and being irrevocable. Without limitation of the foregoing, Borrower irrevocably authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements deemed necessary or desirable by Lender to establish or maintain the validity, perfection and priority of the security interests granted in the Mortgage, and Borrower ratifies any such filings made by Lender prior to the date hereof.

Section 8.2  No Warranty by Lender.

By accepting or approving anything required to be observed, performed or fulfilled by Borrower or to be given to Lender pursuant to this Agreement, including any certificate, Survey, receipt, appraisal or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof and any such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Lender.

Section 8.3  Standard of Conduct of Lender.

Nothing contained in this Agreement or any other Loan Document shall limit the right of Lender to exercise its business judgment or to act, in the context of the granting or withholding of any advance or consent under this Agreement or any other Loan Document, in a subjective manner, whether or not objectively reasonable under the circumstances, so long as Lender’s exercise of its business judgment or action is made or undertaken in good faith. Borrower and Lender intend by the foregoing to set forth and affirm their entire understanding with respect to the standard pursuant to which Lender’s duties and obligations are to be judged and the parameters within which Lender’s discretion may be exercised hereunder and under the other Loan Documents. As used herein, “good faith” means honesty in fact in the conduct and transaction concerned.

Section 8.4  No Partnership.

Nothing contained in this Agreement shall be construed in a manner to create any relationship between Borrower and Lender other than the relationship of borrower and lender and Borrower and Lender shall not be considered partners or co-venturers for any purpose on account of this Agreement.

Section 8.5  Severability.

In the event any one or more of the provisions of this Agreement or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of any of the Loan Documents operates or would prospectively operate to invalidate this Agreement or any of the other Loan Documents, then and in either of those events, at the option of Lender, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

Section 8.6  Notices.

All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address set forth below (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any Notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a Notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

The address and fax number of Borrower are:

American Retirement Corporation
Address: 111 Westwood Place, Suite 200
City/State/Zip: Brentwood, TN 37027
Contact Person: George Hicks
Telephone: 615-221-2260
Fax: 615-221-2269
E-mail Address (if applicable): ghicks@arclp.com

With a copy to:

Andrew Smith
Bass, Berry & Sims
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238
Telephone: 615-742-6266
Fax: 615-742-6293

The address and fax number of Lender are:

Bank of America, N.A. Bank of America, N.A.
414 Union Street
Nashville, TN 37219-1697
Senior Underwriter: Ms. Hope Walker
Phone: (615) 749-3023
Fax: (615) 749-4951
E-mail Address: hope.walker@bankofamerica.com

Construction Administration: Kathryn V. Traylor
1111 E. Main Street, 6th Floor
Richmond, VA. 23219
E-mail address: Kathryn.v.traylor@bankofamerica.com
Phone (804) 788-3873
Fax: (804) 788-2248

With a copy to:

William W. Earthman, III
Boult, Cummings, Conners & Berry, PLC
1600 Division Street, Suite 700
Nashville, Tennessee 37203
Telephone: 615-252-2304
Fax: 615-252-6304

Section 8.7  Permitted Successors and Assigns; Disclosure of Information.

(a) Each and every one of the covenants, terms, provisions and conditions of this Agreement and the Loan Documents shall apply to, bind and inure to the benefit of Borrower, its successors and those assigns of Borrower consented to in writing by Lender, and shall apply to, bind and inure to the benefit of Lender and the endorsees, transferees, successors and assigns of Lender, and all Persons claiming under or through any of them.

(b) Borrower agrees not to transfer, assign, pledge or hypothecate any right or interest in any payment or advance due pursuant to this Agreement, or any of the other benefits of this Agreement, without the prior written consent of Lender, which consent may be withheld by Lender in its sole and absolute discretion. Any such transfer, assignment, pledge or hypothecation made or attempted by Borrower without the prior written consent of Lender shall be void and of no effect. No consent by Lender to an assignment shall be deemed to be a waiver of the requirement of prior written consent by Lender with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment.

(c) Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants. Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such Person(s) would have if such Person(s) were Lender hereunder. Lender may disseminate any information it now has or hereafter obtains pertaining to the Loan, including any security for the Loan, any credit or other information on the Property (including environmental reports and assessments), Borrower, any of Borrower’s principals or any Guarantor, to any actual or prospective assignee or participant, to Lender’s affiliates, including Banc of America Securities LLC, to any regulatory body having jurisdiction over Lender, to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and the Loan, or to any other party as necessary or appropriate in Lender’s reasonable judgment.

Section 8.8  Modification; Waiver.

None of the terms or provisions of this Agreement may be changed, waived, modified, discharged or terminated except by instrument in writing executed by the party or parties against whom enforcement of the change, waiver, modification, discharge or termination is asserted. None of the terms or provisions of this Agreement shall be deemed to have been abrogated or waived by reason of any failure or failures to enforce the same.

Section 8.9  Third Parties; Benefit.

All conditions to the obligation of Lender to make advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns and no other Persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time in the sole and absolute exercise of its discretion. The terms and provisions of this Agreement are for the benefit of the parties hereto and, except as herein specifically provided, no other Person shall have any right or cause of action on account thereof.

Section 8.10  Rules of Construction.

The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Agreement in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants.” The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” The captions and headings contained in this Agreement are included herein for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, the Improvements or the Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles, Sections and Schedules are to the respective Articles, Sections and Schedules contained in this Agreement unless expressly indicated otherwise.

Section 8.11  Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.

Section 8.12  Signs; Publicity.

At Lender’s request, Borrower shall place a sign at a location on the Property satisfactory to Lender, which sign shall recite, among other things, that Lender is financing the Construction of the Improvements. Borrower expressly authorizes Lender to prepare and to furnish to the news media for publication from time to time news releases with respect to the Property, specifically to include releases detailing Lender’s involvement with the financing of the Property.

Section 8.13  Governing Law.

This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State.

Section 8.14  Time of Essence.

Time shall be of the essence for each and every provision of this Agreement of which time is an element.

Section 8.15  Electronic Transmission of Data.

Lender and Borrower agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet. This data may be transmitted to, received from or circulated among agents and representatives of Borrower and/or Lender and their affiliates and other Persons involved with the subject matter of this Agreement. Borrower acknowledges and agrees that (a) there are risks associated with the use of electronic transmission and that Lender does not control the method of transmittal or service providers, (b) Lender has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such transmission, and (c) Borrower will release, hold harmless and indemnify Lender from any claim, damage or loss, including that arising in whole or part from Lender’s strict liability or sole, comparative or contributory negligence, which is related to the electronic transmission of data.

Section 8.16  Dispute Resolution.

(a)  Arbitration. Except to the extent expressly provided below, any Dispute shall, upon the request of either party, be determined by binding arbitration in accordance with the Federal Arbitration Act, Title 9, United States Code (or if not applicable, the applicable state law), the then-current rules for arbitration of financial services disputes of AAA and the “Special Rules” set forth below. In the event of any inconsistency, the Special Rules shall control. The filing of a court action is not intended to constitute a waiver of the right of Borrower or Lender, including the suing party, thereafter to require submittal of the Dispute to arbitration. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any Dispute in any court having jurisdiction over such action. For the purposes of this Dispute Resolution Section only, the terms “party” and “parties” shall include any parent corporation, subsidiary or affiliate of Lender involved in the servicing, management or administration of any obligation described in or evidenced by this Agreement, together with the officers, employees, successors and assigns of each of the foregoing.

(b)  Special Rules.

(i) The arbitration shall be conducted in any U.S. state where real or tangible personal property collateral is located, or if there is no such collateral, in the City and County where Lender is located pursuant to its address for notice purposes in this Agreement.

(ii) The arbitration shall be administered by AAA, who will appoint an arbitrator. If AAA is unwilling or unable to administer or legally precluded from administering the arbitration, or if AAA is unwilling or unable to enforce or legally precluded from enforcing any and all provisions of this Dispute Resolution Section, then any party to this Agreement may substitute another arbitration organization that has similar procedures to AAA and that will observe and enforce any and all provisions of this Dispute Resolution Section. All Disputes shall be determined by one arbitrator; however, if the amount in controversy in a Dispute exceeds Five Million Dollars ($5,000,000), upon the request of any party, the Dispute shall be decided by three arbitrators (for purposes of this Agreement, referred to collectively as the “arbitrator”).

(iii) All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration and completed within ninety (90) days from the date of commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

(iv) The judgment and the award, if any, of the arbitrator shall be issued within thirty (30) days of the close of the hearing. The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and for the award, if any. The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration.

(v) The arbitrator will give effect to statutes of limitations and any waivers thereof in determining the disposition of any Dispute and may dismiss one or more claims in the arbitration on the basis that such claim or claims is or are barred. For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Dispute is the equivalent of the filing of a lawsuit.

(vi) Any dispute concerning this arbitration provision, including any such dispute as to the validity or enforceability of this provision, or whether a Dispute is arbitrable, shall be determined by the arbitrator; provided, however, that the arbitrator shall not be permitted to vary the express provisions of these Special Rules or the Reservations of Rights in subsection (c) below.

(vii) The arbitrator shall have the power to award legal fees and costs pursuant to the terms of this Agreement.

(viii) The arbitration will take place on an individual basis without reference to, resort to, or consideration of any form of class or class action.

(c)  Reservations of Rights. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation and any waivers contained in this Agreement, or (ii) apply to or limit the right of Lender (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, prejudgment attachment, or the appointment of a receiver, or (D) to pursue rights against a party to this Agreement in a third-party proceeding in any action brought against Lender in a state, federal or international court, tribunal or hearing body (including actions in specialty courts, such as bankruptcy and patent courts). Lender may exercise the rights set forth in clauses (A) through (D), inclusive, before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the Dispute occasioning resort to such remedies. No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any Dispute.

(d)  Conflicting Provisions for Dispute Resolution. If there is any conflict between the terms, conditions and provisions of this Section and those of any other provision or agreement for arbitration or dispute resolution, the terms, conditions and provisions of this Section shall prevail as to any Dispute arising out of or relating to (i) this Agreement, (ii) any other Loan Document, (iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort). In any other situation, if the resolution of a given Dispute is specifically governed by another provision or agreement for arbitration or dispute resolution, the other provision or agreement shall prevail with respect to said Dispute.

(e)  Jury Trial Waiver in Arbitration. By agreeing to this Section, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Dispute.

Section 8.17  Forum.

Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court sitting in the State specified in the governing law section of this Agreement and to the jurisdiction of any state court or any United States federal court sitting in the state in which any of the Property is located, over any Dispute. Borrower hereby irrevocably waives, to the fullest extent permitted by Law, any objection that Borrower may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state specified in the governing law section of this Agreement may be made by certified or registered mail, return receipt requested, directed to Borrower at its address for notice set forth in this Agreement, or at a subsequent address of which Lender received actual notice from Borrower in accordance with the notice section of this Agreement, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by Law or limit the right of Lender to bring proceedings against Borrower in any other court or jurisdiction.

Section 8.18  WAIVER OF JURY TRIAL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO ARBITRATE ANY “DISPUTE” (FOR PURPOSES OF THIS SECTION, AS DEFINED IN SCHEDULE 1) AS SET FORTH IN THIS AGREEMENT, TO THE EXTENT ANY “DISPUTE” IS NOT SUBMITTED TO ARBITRATION OR IS DEEMED BY THE ARBITRATOR OR BY ANY COURT WITH JURISDICTION TO BE NOT ARBITRABLE OR NOT REQUIRED TO BE ARBITRATED, BORROWER AND LENDER WAIVE TRIAL BY JURY IN RESPECT OF ANY SUCH “DISPUTE” AND ANY ACTION ON SUCH “DISPUTE.” THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER AND LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 8.19  USA Patriot Act Notice.

Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

Section 8.20  Entire Agreement.

The Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Lender to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other instrument or agreement, including any other Loan Document, the terms, conditions and provisions of this Agreement shall prevail.

Section 8.21  HIPPA Disclosure.

During the course of Lender's, its agents' or employees' inspection of the Property pursuant to the terms of this Agreement, Lender, its agents or employees may encounter individually identifiable healthcare information or other confidential information relating to the residents at the Property (collectively, the "Confidential Information"). Unless otherwise required by law, Lender, its agents and employees shall use commercially reasonable efforts not to disclose, compile, aggregate, remove from the Property or record in any manner any Confidential Information, and shall not willfully cause Borrower or the Property to violate any laws, regulations or ordinances intended to protect the privacy rights of the residents at the Property, including, without limitation, the Health Insurance Portability and Accountability Act of 1996 or its implementing regulations.

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed under seal as of the date first above written.

BORROWER:

American Retirement Corporation, a Tennessee corporation

By: Name: Title:

LENDER:

Bank of America, N.A., a national banking association

By: Name: Title:

Schedule 1

Definitions

Unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders:

“AAA” means the American Arbitration Association, or any successor thereof.

“Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Architect” means Earl Swensson Associates, its successors and permitted assigns.

“Architect’s Contract” means the agreement dated September 1, 2005, by and between ASF, as owner, and the Architect, as architect, and any other contract for architectural services relating to the Construction of the Improvements between ASF and an architect, and approved in writing by Lender, as the same may be amended from time to time with the prior written approval of Lender.

"ASF Loan" means the loan in the Loan Amount from Borrower to ASF, the repayment obligations in connection with which are evidenced by the ASF Note.

"ASF Loan Agreement" means that Construction Loan Agreement of even date herewith between the Borrower as the lender therein and ASF as the borrower therein pertaining to the ASF Loan.

"ASF Loan Documents" means the ASF Note, the Mortgage, the ASF Loan Agreement, and all other documents now or hereafter evidencing or securing the ASF Loan from Borrower to ASF.

"ASF Note" means the Promissory Note of even date herewith, in an amount equal to the Loan Amount, made by ASF to the order of Borrower and collaterally assigned and negotiated by Borrower to the order of Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Authorized Signers” means either George T. Hicks or H. Todd Kaestner of the Borrower, and either Christopher Coates or R. Murray Hatcher of ASF, or such substitute officers of Borrower and/or ASF as shall be duly designated and authorized in writing by Borrower and/or ASF, as the case may be, to sign draw requests in a writing addressed to Lender, which writing may include a draw request in the form attached hereto as Schedule 2.

“Banking Day” means any day that is not a Saturday, Sunday or banking holiday in the State.

“Borrower’s Deposit Account” means an account established with Lender pursuant to the terms of Section 4.3.

“Budget” means the breakdown of hard costs and soft costs attached hereto as Schedule 3, as the same may be revised from time to time with the written approval of Lender.

“Casualty” means any act or occurrence of any kind or nature that results in damage, loss or destruction to the Property.

"Change of Control" means an event or series of events by which:

(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all Capital Stock that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of thirty percent (30%) of the Capital Stock of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

SCHEDULE 1 - PAGE 1

(b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the Voting Stock of the Borrower on a fully-diluted basis (and taking into account all such Voting Stock that such Person or group has the right to acquire pursuant to any option right) representing thirty percent (30%) or more of the combined voting power of such Voting Stock.

“Checking Account” means account no. 3253194544 of the Borrower maintained at Lender.

“Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts.

“Closing Checklist” means that certain Closing Requirements and Checklist setting forth the conditions for closing the Loan and recording the Mortgage.

“Code” means the Internal Revenue Code of 1986, as amended.

"Collateral Assignment of Loan Documents" means that Collateral of Assignment of Loan Documents of even date herewith from Borrower to Lender assigning to Lender the ASF Note, the ASF Loan Agreement, the Mortgage, the Guaranty and the other loan documents entered into by and between ASF and Borrower, or from ASF and/or American Seniors to Borrower, with respect to the ASF Loan, as the same may be modified and amended from time to time with the consent of the Lender.

"Collateral Assignment of Subordinated Loan Documents" means that Collateral Assignment of Subordinated Loan Documents of even date herewith from Borrower to Lender assigning to Lender the Subordinated Note, the Subordinated Mortgage, and other documents between ASF and Borrower pertaining to the Subordinated Loan.

"Collateral Assignments of Loan Documents" means, collectively, the Collateral Assignment of Loan Documents and the Collateral Assignment of Subordinated Loan Documents.

“Completion of Construction” means, with respect to the Construction of the Improvements or any component thereof, the satisfaction of all of the conditions of Section 5 of Schedule 5.

SCHEDULE 1 - PAGE 2

“Condemnation” means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.

“Condemnation Awards” means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

"Consolidated Fixed Charge Coverage Ratio" means the ratio of Borrower's EBITDAR to its Fixed Charges, computed in each instance for the immediately preceding two (2) fiscal quarters. "EBITDAR" shall mean, as of any time of determination, Borrower's consolidated net income plus (without duplication) the following items: consolidated interest expense, consolidated income tax expense, consolidated depreciation and amortization, and consolidated rental expense; in addition, any gains or losses arising from the sale of assets, or any non-cash, stock-based employee compensation expense arising from the application of APB 25 (Accounting for Stock Issued to Employees), SFAS 123R (Accounting for Shared Based Payment) or SFAS No. 148 (Stock Based Compensation - Transition and Disclosure), or from any other items of income or expense which are deemed to be extraordinary or nonrecurring in nature shall be subtracted or added back, as the case may be. Items shall be deemed to be extraordinary only if deemed to be so in accordance with GAAP, and items shall be deemed to be non-recurring only if they are expenditures or charges that have not been incurred in the last eight (8) fiscal quarters and are not likely to recur in the subsequent two year period. "Fixed Charges" shall mean, as of any time of determination, the sum of Borrower's consolidated rent expense, consolidated interest expense (including the interest component of rentals under capitalized leases, but exclusive of prepayment fees or one-time loan fees), scheduled principal payments due on any indebtedness or capitalized leases (but exclusive of balloon payments due on maturity or expiration), dividends due or paid on preferred stock, and any mandatory distributions of earnings to shareholders. All calculations shall be done on a consolidated basis in accordance with generally accepted accounting principles consistently applied ("GAAP") computed over the trailing two fiscal quarter period.

“Construction Consultant” means a person or firm appointed or designated by Lender from time to time to inspect the progress of the Construction of the Improvements and the conformity of construction with the Plans and Specifications, the Budget and the Project Schedule, and to perform such other acts and duties for such other purposes as Lender may from time to time deem appropriate or as may be required by the terms of this Agreement.

“Construction Contract” means the agreement dated October 20, 2005, by and between ASF, as owner, and the General Contractor, as general contractor, and any other contract for the Construction of the Improvements between ASF and a contractor, and approved in writing by Lender, as the same may be amended from time to time with the prior written approval of Lender.

“Construction of the Improvements” means the development of the Land and/or the construction of the Improvements.

“Default” means an event or circumstance that, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Agreement.

“Deferred Equity” has the meaning ascribed to such term in Schedule 5.

“Dispute” means any controversy, claim or dispute between or among the parties to this Agreement, including any such controversy, claim or dispute arising out of or relating to (a) this Agreement, (b) any other Loan Document, (c) any related agreements or instruments, or (d) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort).

SCHEDULE 1 - PAGE 3

“Environmental Agreement” means the Environmental Indemnification and Release Agreement of even date herewith by and between Borrower and Lender pertaining to the Property, as the same may from time to time be extended, amended, restated or otherwise modified.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means any event or circumstance specified in Article VI and the continuance of such event or circumstance beyond the applicable grace and/or cure periods therefor, if any, set forth in Article VI.

“Expenses” means all fees, interest, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Lender in making, funding, administering or modifying the Loan and/or the ASF Loan, in negotiating or entering into any “workout” of the Loan and/or the ASF Loan, or in exercising or enforcing any rights, powers and remedies provided in the Collateral Assignment of Loan Documents, the Mortgage, or any of the other Loan Documents, including attorneys’ fees, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Property.

“Force Majeure” means strikes, lock-outs, war, civil disturbance, natural disaster, acts of terrorism or acts of God which cause a delay in Borrower’s performance of an Obligation related to the work of construction; provided, however, that (a) Borrower must give Notice to Lender within ten (10) days after the occurrence of an event which it believes to constitute Force Majeure, (b) in no event shall Force Majeure extend the time for the performance of an Obligation by more than sixty (60) days, and (c) circumstances that can be remedied or mitigated through the payment of money shall not constitute Force Majeure hereunder to the extent such remedy or mitigation is deemed reasonable by Lender in its sole discretion.

“General Contractor” means American Constructors, Inc., its successors and permitted assigns.

“Governmental Authority” means any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.

“Guarantor” means American Seniors Foundation, an Ohio non-profit corporation, as the guarantor of the loan from Borrower to ASF, and its successors and assigns.

“Guaranty” means the Guaranty Agreement of even date herewith executed by Guarantor for the benefit of Borrower as well as the Lender as assignee of the Borrower, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Improvements” means all on-site and off-site improvements to the Land for a 93 unit assisted living center together with an 18 unit Alzheimers' facility to be constructed on the Land, together with all fixtures, tenant improvements and appurtenances now or later to be located on the Land and/or in such improvements.

“Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering the Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to such Property, in each case whether now or hereafter existing or arising.

“Land” means the approximately 4.674 acre tract of land described in and encumbered by the Mortgage.

“Laws” means all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time.

SCHEDULE 1 - PAGE 4

“Leases” means all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder.

“Letter of Credit” means any letter of credit issued by Lender for the account of Borrower or its nominee in connection with the Construction of the Improvements, together with any and all extensions, renewals or modifications thereof, substitutions therefor or replacements thereof.

“Loan” means the loan from Lender to Borrower, the repayment obligations in connection with which are evidenced by the Note.

“Loan Amount” means Twenty-Six Million Two Hundred Fifty Thousand and No/100 Dollars ($26,250,000.00).

“Loan Documents” means: (a) this Agreement, the Note, the Environmental Agreement, the Collateral Assignments of Loan Documents and related instruments, (b) all documents now or hereafter evidencing or securing the ASF Loan, including without limitation the ASF Note, the Mortgage, and the other ASF Loan Documents, and (c) any and all other documents which Borrower, ASF, Guarantor or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Mortgage” means the Deed of Trust, Assignment, Security Agreement and Fixture Filing of even date herewith given by ASF to John S. Seehorn, trustee for the benefit of Borrower, and collaterally assigned by Borrower to Lender to secure the Obligations, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Net Proceeds,” when used with respect to any Condemnation Awards or Insurance Proceeds, means the gross proceeds from any Condemnation or Casualty remaining after payment of all expenses, including attorneys’ fees, incurred in the collection of such gross proceeds.

“Note” means the Promissory Note of even date herewith, in an amount equal to the Loan Amount, made by Borrower to the order of Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of Section 8.6 of this Agreement.

“Obligations” means all present and future debts, obligations and liabilities of Borrower to Lender arising pursuant to, or on account of, the provisions of this Agreement, the Note or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Note; (b) to pay all Expenses, indemnification payments, fees and other amounts due at any time under the Mortgage or any of the other Loan Documents, together with interest thereon as provided in the Mortgage or such Loan Document; (c) to pay and perform all obligations of Borrower (or its affiliate) under any Swap Contract; and (d) to perform, observe and comply with all of the terms, covenants and conditions, expressed or implied, which Borrower is required to perform, observe or comply with pursuant to the terms of the Mortgage or any of the other Loan Documents.

SCHEDULE 1 - PAGE 5

“Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity.

“Plans and Specifications” means any and all plans and specifications prepared in connection with the Construction of the Improvements and approved in writing by Lender, as the same may from time to time be amended with the prior written approval of Lender.

“Project Schedule” means the schedule for commencement and completion of the Construction of the Improvements attached hereto as Schedule 4, as the same may be revised from time to time with the written approval of Lender.

“Property” means the real and personal property conveyed and encumbered by the Mortgage.

“Rents” means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property or any part thereof, or arising from the use or enjoyment of the Property or any part thereof, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Property or any part thereof.

“State” means the State of Tennessee.

“Stored Materials” means building materials or furnishings that have not yet been incorporated into the Improvements.

"Subordinated Loan" means that loan in the amount of up to $6,050,000.00 to be made by Borrower to ASF to finance the purchase of the Property by ASF as well as ASF's working capital operating deficits upon Completion of Construction.

"Subordinated Loan Documents" means the Subordinated Note from ASF to Borrower, the Subordinated Mortgage and related loan agreement and other documents.

"Subordinated Note" means that Note in the maximum principal amount of $6,050,000.00 from ASF payable to the order of Borrower.

"Subordinated Mortgage" means the Deed of Trust, Assignment, Security Agreement and Fixture Filing from ASF to John S. Seehorn, trustee, to secure the Subordinated Loan.

“Survey” means a map or plat of survey of the Land which conforms with Lender’s survey requirements set forth in the Closing Checklist and with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys” jointly established and adopted by ALTA, ACSM and NSPS in 1999, and pursuant to Accuracy Standards as adopted by ALTA, ACSM and NSPS and in effect on the date when the Survey is certified to Lender in the form specified in the Closing Checklist.

“Swap Contract” means any agreement, whether or not in writing, relating to any Swap Transaction, including, unless the context otherwise clearly requires, any form of master agreement (the “Master Agreement”) published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into between Swap Counterparty and Borrower (or its affiliate) in connection with the Loan, together with any related schedule and confirmation, as amended, supplemented, superseded or replaced from time to time, relating to or governing any Swap Transaction.

“Swap Counterparty” means Lender or an affiliate of Lender, in its capacity as counterparty under any Swap Contract.

“Swap Transaction” means any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swap option, currency option or any other similar transaction (including any option to enter into the foregoing) or any combination of the foregoing, entered into between Swap Counterparty and Borrower (or its affiliate) in connection with the Loan.

SCHEDULE 1 - PAGE 6

“Taxes” means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority or any communities facilities or other private district on Borrower or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

SCHEDULE 1 - PAGE 7

Schedule 2

Form of Draw Request

[BORROWER’S LETTERHEAD]

DRAW REQUEST NO. _________

TO: BANK OF AMERICA, N.A. (“Lender”)
LOAN NO.
PROJECT	The Cumberland at Green Hills
LOCATION	Burton Hills, Nashville, Tennessee
BORROWERS	American Retirement Corporation
ASF of Green Hills, LLC

FOR PERIOD ENDING

In accordance with those two (2) certain Construction Loan Agreements in the amount of $26,250,000.00 dated December 12, 2005, with one being between ASF of Green Hills, LLC and American Retirement Corporation and the other between American Retirement Corporation and Bank of America, N.A., the undersigned jointly request that $______________________ be advanced from Loan proceeds. The proceeds should be credited to American Retirement Corporation's Account No. 3253194544, at Bank of America, N.A.

1. CURRENT DRAW REQUEST FOR HARD COSTS	$
2. CURRENT DRAW REQUEST FOR SOFT COSTS	$
3. TOTAL DRAW REQUEST	$

AUTHORIZED SIGNERS:

ASF of Green Hills, LLC	Dated:

Approved:
American Retirement Corporation	Dated:

SCHEDULE 2

Schedule 3

Budget

SCHEDULE 3

Schedule 4

Project Schedule

1.  Commencement.

Subject to Force Majeure, Borrower shall cause development of the Land to commence no later than December 31, 2005, and shall cause Construction of the Improvements to commence no later than February 7, 2006. In connection with the foregoing, Borrower shall obtain from the appropriate government officials (i) a grading permit on or before February 7, 2006 and (ii) a building permit on or before February 7, 2006.

2.  Completion of Construction of All Improvements.

Subject to Force Majeure, Borrower shall cause Completion of Construction of all of the Improvements to occur no later than August 27, 2007.

3.  Outside Date for Completion of Construction.

Regardless of the existence or non-existence or occurrence or non-occurrence of Force Majeure, in no event shall Completion of Construction of the Improvements occur later than November 27, 2007.

SCHEDULE 4

Schedule 5

Additional Terms Regarding Advances

The conditions precedent to closing the Loan, recording the Mortgage and making the first advance are set forth in the Closing Checklist. Subsequent advances of the Loan shall be subject to the following additional terms and conditions:

1.  Advances Under the Budget.

As listed in the Budget: (a) the “Total Costs” are the maximum costs anticipated by Borrower for each item specified; (b) the “Total Budget” is the maximum cost anticipated by Borrower for the Construction of the Improvements and Borrower’s satisfaction of the other requirements of the Loan; (c) the “Loan Proceeds” are the maximum amount to be advanced under the Loan; (d) “Upfront Equity” is the amount that Borrower is required to pay toward the Total Costs; and (e) “Deferred Equity” is an additional amount that Borrower is required to pay toward the Total Costs as of the date indicated. Whenever Borrower is required to pay any items from Upfront Equity or Deferred Equity, Lender, at its option, may restrict or prohibit advances of the Loan for such items to the extent that Upfront Equity or Deferred Equity is sufficient to pay such amounts. Whenever Borrower’s Upfront Equity or Deferred Equity is on deposit with Lender, Lender shall make all advances first from such equity based on the allocations thereof set forth in the Budget. After the exhaustion of Upfront Equity or Deferred Equity allocated to a given line item, Lender will advance Loan proceeds for that line item pursuant to the Budget.

2.  Special Conditions to Second Advance [First Advance for Hard Costs].

Prior to the second advance of the Loan [first advance for hard costs], Borrower shall furnish the following items to Lender, all of which must be satisfactory to Lender:

(a)  The original title insurance policy insuring Lender’s interest under the Mortgage, issued pursuant to the commitment for title insurance approved by Lender prior to the closing of the Loan;

(b)  Evidence of Borrower’s Upfront Equity investment in the Property of not less than Three Million Six Hundred Thousand and No/100 Dollars ($3,600,000.00) from sources other than the Loan, in accordance with the Budget.

3.  Additional Items Required for Each Advance.

Lender shall not be obligated to make an advance of Loan proceeds until and unless the following additional items shall have been received and approved by Lender, as and to the extent required by Lender, prior to the date of the advance:

(a)  A notice of title continuation or an endorsement to the title insurance policy with respect to the Land theretofore delivered to Lender, showing that since the last preceding advance, there has been no change in the status of title and no other exception not theretofore approved by Lender, which endorsement shall have the effect of advancing the effective date of the policy to the date of the advance then being made and increasing the coverage of the policy by an amount equal to the advance then being made, if the policy does not by its terms provide automatically for such an increase.

(b)  Interim acknowledgments of payment and releases of liens from all Persons who have furnished labor, materials and/or services in the Construction of the Improvements, covering work performed, materials supplied and services rendered through the date of the last preceding advance.

SCHEDULE 5 - PAGE 1

(c)  Soil compaction test reports, bearing capacity test reports and concrete test reports.

(d)  A foundation Survey and such other current Surveys as Lender may reasonably request, in each instance disclosing no violation, encroachment or other variance from applicable set-backs or other restrictions unless approved in writing by Lender.

(e)  Evidence that the Improvements have not been materially damaged by fire or other Casualty unless Lender shall have received Insurance Proceeds, or satisfactory assurance that it will receive such proceeds in a timely manner pursuant to Section 4.10, sufficient in the judgment of Lender to effect a satisfactory restoration and completion of the Improvements in accordance with the terms of the Mortgage and this Agreement.

(f)  Evidence that all work requiring inspection by any Governmental Authority having or claiming jurisdiction has been duly inspected and approved by such authority and by any rating or inspection organization, bureau, association or office having or claiming jurisdiction.

(g)  Evidence, including a report from the Construction Consultant, that all work completed at the time of the application for an advance has been performed in a good and workmanlike manner, that all materials and fixtures usually furnished and installed at that stage of construction have been so furnished and installed, that the Improvements can be completed in accordance with the Project Schedule, and that the balance of the Loan proceeds then held by Lender and available for advance pursuant to the terms of this Agreement, together with other funds which Lender determines to be available to Borrower for such purpose, are and will be sufficient to pay the cost of such completion.

4.  Conditions Precedent to All Advances.

Lender shall not be obligated to make an advance of Loan proceeds unless the following additional conditions shall have been satisfied or waived in writing by Lender as of the date of each advance:

(a)  No lien for the performance of work or supplying of labor, materials or services shall have been filed against the Land and remain unsatisfied or unbonded.

(b)  No condition or situation shall exist at the Land which, in the reasonable determination of Lender, constitutes a danger to or impairment of the Property or presents a danger or hazard to the public.

(c)  The representations and warranties made in Article III shall be true and correct on and as of the date of the advance with the same effect as if made on such date.

(d)  All terms and conditions of the Loan Documents required to be met as of the date of the applicable advance shall have been met to the satisfaction of Lender.

(e)  No Default or Event of Default shall have occurred and be continuing.

5.  Advances for Hard and Soft Costs.

Lender shall make periodic advances for hard and soft costs as construction progresses. Each advance shall be equal to 91.2646% of Borrower’s total costs as reflected in the applicable draw request, net of retainage in the amount of 10% for hard costs, until Lender has disbursed an amount equal to 50% of all hard cost line items in the Budget. Thereafter, each advance shall be equal to 91.2646% of Borrower’s total costs as reflected in the applicable draw request, net of retainage in the amount of 5% for hard costs. The balance of Borrower's total costs, being 8.7354% of each draw request, shall be made up by the Borrower in cash as Deferred Equity simultaneously with each advance by the Lender. Lender shall not be obligated to make the final advance of the Loan for hard costs unless the following additional conditions shall have been satisfied, to the extent required by Lender:

SCHEDULE 5 - PAGE 2

(a)  The Construction Consultant and the Architect shall have certified to Lender that construction has been completed in a good and workmanlike manner, in accordance with applicable requirements of all Governmental Authorities and substantially in accordance with the Plans and Specifications;

(b)  To the extent required by applicable Governmental Authorities for the use and occupancy of the Improvements, certificates of occupancy and other applicable permits and releases shall have been issued with respect to the Improvements and copies thereof have been furnished to Lender;

(c)  Lender shall have received a satisfactory as-built Survey showing the location of the Improvements;

(d)  Lender shall have received a satisfactory final affidavit from the General Contractor and full and complete releases of lien from the General Contractor and each subcontractor of and supplier to the General Contractor with respect to work performed and/on materials supplied in the Construction of the Improvements;

(e)  Lender shall have received a satisfactory set of as-built plans and specifications for the Improvements;

(f)  A valid notice of completion shall have been recorded;

(g)  Lender shall have received a satisfactory endorsement to its title insurance policy; and

(h)  All other terms and conditions of this Agreement and the other Loan Documents required to be met as of the date of the final advance of the Loan for hard costs shall have been met to the satisfaction of Lender.

6.        Advances for Stored Materials.

No advances will be made for Stored Materials unless (a) Borrower has good title to the Stored Materials and has furnished satisfactory evidence of such title to Lender, to the extent required by Lender, (b) the Stored Materials are components in a form ready for incorporation into the Improvements and will be so incorporated within a period of forty-five (45) days from the date of the advance for the Stored Materials, (c) the Stored Materials are in Borrower’s possession and are satisfactorily stored on the Land or at such other location as Lender may approve, in each case with adequate safeguards to prevent commingling with materials for other projects, (d) the Stored Materials are protected and insured against loss, theft and damage in a manner and amount satisfactory to Lender, (e) the Stored Materials have been paid for in full or will be paid for in full from the funds to be advanced, (f) Lender has or will have upon the payment for the Stored Materials from the advanced funds a perfected, first priority security interest in the Stored Materials, (g) all lien rights and claims of the supplier have been released or will be released upon payment with the advanced funds, and (h) following the advance for the Stored Materials, the aggregate amount of advances for Stored Materials that have not yet been incorporated into the Improvements will not exceed Two Hundred Thousand Dollars ($200,000.00).

7.        Advances for Soft Costs.

Lender shall make periodic advances for soft costs, each in the amount requested in the applicable draw request, without retainage.

8.        Advances for Interest.

Lender shall make periodic advances to pay interest as and when it becomes due. Borrower hereby irrevocably authorizes Lender to make any interest payment on Borrower’s behalf by debiting the interest reserve in the amount of the payment and applying the debited amount to accrued and unpaid interest on the Loan. Lender will disburse the amount of any interest payment into the account designated below for funding of advances, and will invoice Borrower for such interest payment.

SCHEDULE 5 - PAGE 3

    9.            Account for Funding Advances.

Subject to Lender’s right to advance Loan proceeds as provided in this Agreement, Lender may make advances into Borrower’s checking account No. 3253194544 maintained with Lender. Borrower hereby irrevocably authorizes Lender to deposit any advance to the credit of Borrower in that account, by wire transfer or other deposit. Borrower further irrevocably authorizes Lender to pay and reimburse itself for any Expenses incurred by Lender by debit to such account.

SCHEDULE 5 - PAGE 4

Schedule 6

Leasing and Tenant Matters

1.  Representations and Warranties of Borrower Regarding Leases.

Borrower represents and warrants that Borrower has delivered to Lender Borrower’s standard form of tenant lease, and no Lease or lease guaranty contains any option or right of first refusal to purchase all or any portion of the Property or any present or future interest therein.

2.  Covenants of Borrower Regarding Leases and Rents.

Borrower covenants that Borrower (a) will observe and perform all of the obligations imposed upon the landlord in the Leases and will not do or permit to be done anything to impair the security thereof; (b) will use its best efforts to enforce or secure, or cause to be enforced or secured, the performance of each and every obligation and undertaking of the respective tenants under the Leases and will appear in and defend, at Borrower’s sole cost and expense, any action or proceeding arising under, or in any manner connected with, the Leases; (c) will not collect any of the Rents in advance of the time when the same become due under the terms of the Leases; (d) will not discount any future accruing Rents; (e) without the prior written consent of Lender, will not execute any assignment of the Leases or the Rents;  (f) other than in the ordinary course of business, will not alter, modify or change the terms of the Leases, or surrender, cancel or terminate the same without the prior written consent of Lender; and (g) will execute and deliver, at the request of Lender, all such assignments of the Leases and Rents in favor of Lender as Lender may from time to time require.

3.  Leasing Guidelines.

Borrower shall not enter into or allow ASF to enter into any Lease of space in the Improvements unless approved or deemed approved by Lender prior to execution. The standard form of tenant lease, and any revisions thereto, must have the prior written approval of Lender. Lender shall be “deemed” to have approved any Lease that: (a) is on the standard form lease approved by Lender with no deviations except as approved by Lender; (b) is entered into in the ordinary course of business with a bona fide unrelated third party tenant, and ASF, acting in good faith and exercising due diligence, has determined that the tenant is financially capable of performing its obligations under the Lease; (c) reflects an arm’s length transaction at then-current market rate for comparable space; and (d) contains no right or option to purchase the Property or any present or future interest therein. If requested by Lender, Borrower shall provide to Lender a correct and complete copy of each existing and future Lease, including any exhibits, and any guaranty(ies) thereof, within seven (7) days after Lender’s request (for existing Leases) or seven (7) days after execution (for future Leases).

4.  Delivery of Leasing Information and Documents.

From time to time upon Lender’s request, Borrower shall promptly deliver to Lender (a) complete executed originals of each Lease, including any exhibits thereto and any guaranty(ies) thereof, (b) a complete fee schedule relating to the Property in such detail as Lender may legally require, together with such operating statements and leasing schedules and reports as Lender may require in compliance with applicable law, and (c) such other information regarding tenants and prospective tenants and other leasing information as Lender may reasonably request.

SCHEDULE 6 - PAGE 1

Schedule 7

Swap Contracts

1.  Swap Documentation. Within the timeframes required by Lender and Swap Counterparty, Borrower shall deliver to Swap Counterparty the following documents and other items, executed and acknowledged as appropriate, all in form and substance satisfactory to Lender and Swap Counterparty: (a) Master Agreement in the form published by the International Swaps and Derivatives Association, Inc. and related schedule in the form agreed upon between Borrower (or its affiliate) and Swap Counterparty; (b) a confirmation under the foregoing; (c) the Guaranty; (d) if Borrower (or its affiliate) is anything other than a natural person, evidence of due authorization to enter into transactions under the foregoing Swap Contract with Swap Counterparty, together with evidence of due authorization and execution of any Swap Contract; and such other title endorsements, documents, instruments and agreements as Lender and Swap Counterparty may require to evidence satisfaction of the conditions set forth in this Section 1 of Schedule 7.

2.  Conveyance and Security Interest. To secure Borrower’s Obligations, Borrower hereby transfers, assigns and transfers to Lender, and grants to Lender a security interest in, all of Borrower’s right, title and interest, but not its obligations, duties or liabilities for any breach, in, under and to the Swap Contract, any and all amounts received by Borrower in connection therewith or to which Borrower is entitled thereunder, and all proceeds of the foregoing. All amounts payable to Borrower under the Swap Contract shall be paid to Lender and shall be applied to pay interest or other amounts under the Loan.

3.  Interest Reserve. Borrower and Lender acknowledge that the amount of the interest reserve line item in the Budget was calculated based on the assumptions that Borrower (or its affiliate) would obtain the Swap Contract and would timely pay and perform its Obligations under the Swap Contract in the future. On the terms and subject to the provisions of this Agreement governing advances of Loan proceeds, Lender will make advances from interest reserve for periodic payments under the Swap Contract as and when they become due. Borrower hereby irrevocably authorizes Lender to make any payment under the Swap Contract by debiting the interest reserve in the amount of the payment and applying the debited amount to the Swap Contract. [Lender will disburse the amount of any payment under a Swap Contract into the Checking Account defined and designated below.] Notwithstanding the foregoing, Lender shall have no obligation to make any advance for any payment which becomes due under a Swap Contract following an Event of Default.

4.              Cross-Default. It shall be an Event of Default under this Agreement if any Event of Default occurs as defined under any Swap Contract as to which Borrower (or its affiliate) is the Defaulting Party, or if any Termination Event occurs under any Swap Contract as to which Borrower (or its affiliate) is an Affected Party. As used in this Section, the terms “Defaulting Party,” “Termination Event” and “Affected Party” have the meanings ascribed to them in the Swap Contract.

5.  Remedies; Cure Rights. In addition to any and all other remedies to which Lender and Swap Counterparty are entitled at law or in equity, Swap Counterparty shall have the right, to the extent so provided in any Swap Contract or any Master Agreement relating thereto, (a) to declare an event of default, termination event or other similar event thereunder and to designate an Early Termination Date as defined under the Master Agreement, and (b) to determine net termination amounts in accordance with the Swap Contract and to setoff amounts between Swap Contracts. Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower (or its affiliate) such action as Lender may at any time determine to be necessary or advisable to cure any default under any Swap Contract or to protect the rights of Borrower (or its affiliate) or Swap Counterparty thereunder; provided, however, that before the occurrence of an Event of Default under this Agreement, Lender shall give prior written notice to Borrower before taking any such action. For this purpose, Borrower hereby constitutes Lender its true and lawful attorney-in-fact with full power of substitution, which power of attorney is coupled with an interest and irrevocable, to exercise, at the election of Lender, any and all rights and remedies of Borrower (or its affiliate) under the Swap Contract, including making any payments thereunder and consummating any transactions contemplated thereby, and to take any action that Lender may deem proper in order to collect, assert or enforce any claim, right or title, in and to the Swap Contract hereby assigned and conveyed, and generally to take any and all such action in relation thereto as Lender shall deem advisable. Lender shall not incur any liability if any action so taken by Lender or on its behalf shall prove to be inadequate or invalid. Borrower expressly understands and agrees that Lender is not hereby assuming any duties or obligations of Borrower (or its affiliate) to make payments to Swap Counterparty under any Swap Contract or under any other Loan Document. Such payment duties and obligations remain the responsibility of Borrower (or its affiliate) notwithstanding any language in this Agreement.

SCHEDULE 7 - PAGE 1

[Optional provision requiring the borrower to choose one-month LIBOR fixings under the note to coincide with swap payments. Swaps use British Bankers Association LIBOR, which is expressed to 5 decimal places without rounding. If you want the loan and swap to match exactly, you will need to delete the LIBOR rounding in the note.]

6.  Timing of Interest Rate Periods. At all times when any Swap Contract is in effect, Borrower shall elect Interest Periods of one month in duration for all LIBOR Rate Principal. As used herein, the terms “Interest Period” and “LIBOR Rate Principal” have the meanings ascribed to them in the Note. Borrower shall time its rate elections under the Note so that each Interest Period for LIBOR Rate Principal ends on a day when a payment is due from either counterparty under any Swap Contract.

[Optional provision authorizing the lender to debit and credit a specified checking account for loan and swap payments.]

7.            Automatic Deduction and Credit.

(a)	At all times when any Swap Contract is in effect, Borrower shall maintain the Checking Account in good standing with Lender. Borrower hereby grants to Lender and
Swap Counterparty a security interest in the Checking Account, and any other accounts and deposit accounts from which Borrower may from time to time authorize Lender to debit payments due on the Loana nd the Swap Contracts. Borrower is granting this security interest to Lender and Swap Counterparty for the purpose of securing the Obligations.

(b)	At all times when any Swap Contract is in effect, all monthly payments owed by Borrower under the Note will be automatically deducted on their due dates from the
Checking Account. Lender is hereby authorized to apply the amounts so debited to Borrower’s obligations under the Loan. Notwithstanding the foregoing, Lender will not automatically deduct the principal payment at maturity from the Checking Account.

(c)	At all times when any Swap Contract is in effect, all payments owed by Borrower (or its affiliate) under any Swap Contract will be automatically deducted on their due dates from the Checking Account. The preceding sentence includes Borrower’s authorization for Lender to debit from the Checking Account any monetary obligation owed by Borrower (or its affiliate) to Swap Counterparty following any Early Termination Date, as defined under the Master Agreement. Swap Counterparty is hereby authorized to apply the amounts so debited to the obligations of Borrower (or its affiliate) under the applicable Swap Contract.

(d)	Lender will debit the Checking Account on the dates the foregoing payments become due; provided, however, that if a due date does not fall on a Banking Day, Lender will debit the Checking Account on the first Banking Day following such due date.

(e)	Borrower shall maintain sufficient funds on the dates when Lender enters debits authorized by this Agreement. If there are insufficient funds in the Checking Account on any date when Lender enters any debit authorized by this Agreement, without limiting Lender’s other remedies in such an event, the debit will be reversed in whole or in part, in Lender’s sole and absolute discretion, and such amount not debited shall be deemed to be unpaid and shall be immediately due and payable in accordance with the terms of the Note and/or the Swap Contract, as applicable.

(f)	So long as there is no Event of Default existing under this Agreement or any Swap Contract, Lender will automatically credit the Checking Account for payments owed by Swap Counterparty under the Swap Contract. Lender will credit the Checking Account on the dates the foregoing payments become due; provided, however, that if a due date does not fall on a Banking Day, Lender will credit the Checking Account on the first Banking Day following such due date.

SCHEDULE 7 - PAGE 2